USMX, INC.

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD JUNE 24, 1996

TO THE STOCKHOLDERS OF USMX, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of USMX, INC. (the Company) will be held at the Sheraton Denver West Hotel, 360 Union Boulevard,
Lakewood, Colorado on June 24, 1996, at 3:00 p.m. local time to consider the following matters:

     1. The election of two directors to Group II, to serve until the annual meeting of stockholders in 1999 and until their successors shall have been duly elected and qualified;

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on May
24, 1996, shall be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books of the Company will remain open. The management of the Company hopes that you will find it convenient to attend the meeting in person. In any event, please mark, sign, date and return the enclosed Proxy to make sure that your shares are represented at the meeting.
Stockholders who attend the meeting may vote their shares personally even though they have returned Proxies.

     There is printed on the following pages a Proxy
Statement to which your attention is invited.

                    BY ORDER OF THE BOARD OF DIRECTORS:

                    /s/ Donald E. Nilson

                    Donald E. Nilson, Secretary

Dated: May 24, 1996

                USMX, INC.
       141 Union Boulevard, Suite 100
         Lakewood, Colorado 80228

             PROXY STATEMENT

     This Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of USMX, Inc., a Delaware corporation (the
Company or USMX), for use at the Annual Meeting of Stockholders to be held at 3:00 p.m, local time, on June 24, 1996, at the Sheraton Denver West Hotel, 360 Union Boulevard, Lakewood, Colorado or at any adjournments thereof. The Company anticipates that this Proxy Statement and the accompanying form of Proxy will be first mailed or given to the stockholders of the Company on or about May 28, 1996. The Company's Annual Report to Stockholders, including financial statements, for the year ended December 31, 1995, accompanies this Proxy Statement, but does not form a part of the proxy solicitation materials.

     The cost of soliciting Proxies will be borne by the Company. Officers and regular employees of the Company, without compensation other than their regular compensation, may solicit Proxies by further mailing, by telephone and by telegraph and by personal conversations. The Company will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of common stock. The Company has no plans to retain any firms, or otherwise incur any extraordinary expense, in connection with the solicitation of stockholders.

                      Voting Procedures

     Stockholders of record at the close of business on May 24, 1996, ("Record Date") will be entitled to vote at the meeting. On such Record Date, the Company had outstanding and entitled to vote 14,643,519 shares of common stock.
Each stockholder is entitled to cast one vote for each share of common stock registered in such stockholder's name on the books of the Company held on the Record Date. The presence in person or by proxy of the holders of one-third of the shares of the Company is necessary to constitute a quorum at the Annual Meeting.

     Any Proxy may be revoked by the person giving it at any time before it has been exercised or by attending the meeting and voting in person. Revocation in writing is the sole means by which Proxies may be revoked. Proxies may be revoked by execution of a later dated Proxy or by written notice to the Secretary of the Company at the Company's address above before the Annual Meeting or by a personal vote at the Annual Meeting of Stockholders.

     Unless instructed to the contrary in the Proxies, the Proxies will be voted for the persons named below in the election of the Company's Board of Directors, and will be voted in the discretion of the Proxies on such other matters as may properly come before the meeting. The Company does not know of any other matters to come before the meeting.

     Pursuant to applicable Delaware law, only votes cast
"for" a matter constitute affirmative votes.  Votes
"withheld" or abstaining from voting are counted for quorum purposes, but as they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter.

            Voting Securities and Principal Holders

     The number of shares of the Company's common stock beneficially owned as of May 17, 1996, by each of the directors and nominees is stated opposite each individual's name in ELECTION OF DIRECTORS. The number of shares of the Company's common stock beneficially owned by all directors and officers of the Company as a group is stated at the end of the list of directors in ELECTION OF
DIRECTORS.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of May
17, 1996 with respect to any person who is known to the Company to be the beneficial owner of more than five percent of any class of the Companys voting securities:

  Title of    Name and Address of            Amount and Nature     Percent
    Class     Beneficial Owner                 of Beneficial       of Class
                                                 Ownership
- ---------     ----------------------------   -----------------     ---------
  Common      Pegasus Gold Inc.
              601 West First Avenue, Suite
              1500
              Spokane, WA 99204               4,826,000 (1)        33.0%

  Common      Van Eck Associates
               Corporation
              122 East 42nd Street
              New York, New York 10168        1,045,000 (2)         7.1%


    (1)  Represents direct ownership.
    (2) Van Eck Associates Corporation has advised the Company that it is a registered investment adviser, and that such shares are held for funds or trusts managed by it, including 715,000 shares (4.9%) held for Gold/Resources Fund and 275,000 shares (1.9%) held for International Investors Incorporated and 55,000 shares (0.4%) for a private investor. Gold/Resources Fund and International Investors Incorporated are open end, diversified investment management companies which concentrate investments in gold mining shares. The shares of both of such companies are publicly held and Van Eck Associates Corporation has advised the Company that to its knowledge no natural person owns beneficially more than 5% of the outstanding shares of either such company. John C. Van Eck, whose business address is the same as that of Van Eck Associates Corporation, has voting control of Van Eck Associates Corporation.


Security Ownership of Management

     Information regarding the Companys equity securities owned by directors and executive officers is set forth in the following table:

                           Shares of $0.001 Par     Percent
                            Value Common Stock         of
            Name            Beneficially Owned       Class
  ----------------------   ---------------------   ----------
       George J. Allen          32,000 (2)             *

      Phillips S. Baker      4,841,000 (4) (7)       31.9 %

      Donald P. Bellum           25,000(1)             *

       James P. Geyer        4,836,000 (5) (7)       31.9 %

        James A. Knox           333,899 (6)          2.2 %

       Dennis L. Lance          157,068 (8)          1.0 %

      Terry P. McNulty          33,000 (2)             *

     Werner G. Nennecker     4,851,000 (1) (7)       32.0 %


      Donald E. Nilson          60,584 (9)             *

        Gregory Pusey           297,274 (4)          2.0 %

       Robert Scullion          21,750 (3)             *

       Paul B. Valenti         114,783 (10)            *

      All directors and
     executive officers
         as a group         5,951,358 (7) (11)       39.2 %

     (1) Includes 25,000 shares underlying currently exercisable options granted pursuant to the Companys Non-Discretionary Stock Option Plan For Non-Employee Directors. Does not include options recently granted to Mr. Bellum, which are not currently exercisable. See Employment Contracts and Termination of Employment and Change in Control Arrangements.
     (2) Includes 20,000 shares underlying currently exercisable options granted pursuant to the Companys Non-Discretionary Stock Option Plan For Non-Employee Directors.
     (3) Includes 21,750 shares underlying currently exercisable options granted pursuant to the Companys Non-Discretionary Stock Option Plan For Non-Employee Directors.
     (4) Includes 15,000 shares underlying currently exercisable options granted pursuant to the Companys Non-Discretionary Stock Option Plan For Non-Employee Directors.
     (5) Includes 10,000 shares underlying currently exercisable options granted pursuant to the Company's Non-Discretionary Stock Option Plan For Non-Employee Directors.
     (6) Includes 206,667 shares underlying currently exercisable options granted pursuant to the Companys 1987 Stock Option Plan.
     (7) Messrs. Nennecker , Baker , and Geyer are officers and Mr. Nennecker is a director of Pegasus. As such, they can be considered to be beneficial owners of the 4,826,000 shares held of record by Pegasus. Accordingly, the figures opposite their names reflect the 4,826,000 shares owned by Pegasus.
     (8) Includes 68,334 shares underlying currently exercisable options granted pursuant to the Companys 1987 Stock Option Plan.
     (9) Includes 38.334 shares underlying currently exercisable options granted pursuant to the Companys 1987 Stock Option Plan.
     (10) Includes 58,334 shares underlying currently exercisable options granted pursuant to the Companys 1987 Stock Option Plan.
     (11) Includes currently exercisable options to purchase
       523,419 shares.
       * Represents less than 1%.

                    Election of Directors

     The Board of Directors of the Company (the Board) is divided into three Groups, with the terms of office of each Group ending in successive years. The terms of directors of Group II expire with this Annual Meeting. The directors of Group I and Group III will continue in office. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the persons in Group II named below. Each of the nominees currently is a director of the Company. There is no nominating committee of the Board.
The affirmative vote of a majority of the shares represented at the Annual Meeting is required to elect each director.

     The Company does not contemplate that any of the persons named below will be unable or will decline to serve.
However, if any such nominee is unable or declines to serve, the persons named in the accompanying Proxy will vote for a substitute, or substitutes, at their discretion.

     The following information is submitted respecting the nominees for election and other directors of the Company:



                          NOMINEES FOR DIRECTOR

                                 GROUP II
                     FOR THREE YEAR TERM EXPIRING 1999
                                                             Director
              Name and Business Experience                     Since
Phillips  S.  Baker,  age  36, joined  Pegasus  Gold  in
January  1994  as  Vice  President,  Finance  and  Chief
Financial Officer.  Prior to joining Pegasus, Mr.  Baker
worked  seven  years for Battle Mountain  Gold  Company,
most  recently  as  Treasurer.  He  also  worked  as  an
accountant  for Arthur Andersen LLP.  Mr.  Baker  is  an
Attorney, Certified Public Accountant and Certified Cash
Manager.                                                       1995

Terry  P.  McNulty, age 57, has served as  President  of
T.P.  McNulty  &  Associates, a consulting  firm,  since
1988.   From  1983  to 1988, he was President  of  Hazen
Research, Inc.                                                 1990


         MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

                                 GROUP I
                      THREE YEAR TERM EXPIRING 1998

George  J.  Allen, age 67, has served  as  President  of
Allen  Engineering since 1983.  From 1951  to  1983,  he
served  in various positions with Kennecott Corporation,
including Vice President and Director of Tolling.              1990

Werner G. Nennecker, age 41, joined Pegasus Gold Inc. in
September  1992  as  Senior  Vice  President  and  Chief
Operating  Officer.   In November  1992,  Mr.  Nennecker
assumed  the  position of President and Chief  Executive
Officer  of  Pegasus.   Prior to  joining  Pegasus,  Mr.
Nennecker  worked 15 years in the mining  industry  with
Ranchers   Exploration  and  Santa   Fe   Pacific   Gold
Corporation.   Most recently, he held the  positions  of
Executive  Vice-President of Santa Fe  Pacific  Minerals
Corporation  and  President of  Santa  Fe  Pacific  Gold
Corporation.  He has extensive experience in all aspects
of  the  mining  business.   Mr.  Nennecker  is  also  a
director  of  Pegasus Gold Inc., Zapopan  NL,  the  Gold
Institute, and the National Mining Hall of Fame.               1992


Robert Scullion, age 56, has been a partner in Scullion,
Strasheim   &  Company,  a  firm  of  Certified   Public
Accountants,  since  1975.  He  is  a  Certified  Public
Accountant licensed in the United States as  well  as  a
Scottish Chartered Accountant.                                 1987


        MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

                                GROUP III
                      THREE YEAR TERM EXPIRING 1997

Donald   P.  Bellum,  age  63,  has  over  35  years  of
experience  in  the mining industry and related  fields.
Mr.  Bellum  currently serves as  a  consultant  to  the
mining  industry.   Effective May  1,  1996,  he  became
Chairman  of the Board of Directors and Chief  Executive
Officer  of the Company.  From 1987 to 1991, Mr.  Bellum
was Executive Vice President of Cyprus Minerals Company.
He  served as President of Cyprus Coal Company from 1978
to  1987.   From  1974  to 1978,  Mr.  Bellum  was  Vice
President  of  Operations for Tesoro Coal Company.   Mr.
Bellum  served as Project Manager (1965 to 1969) and  as
Mine   Manager  (1969  to  1973)  for  Kennecott  Copper
Corporation.                                                   1992

James P. Geyer, age 43, joined Pegasus Gold in 1987  and
was  appointed  Vice  President, Operations  in  October
1995.   Prior  to joining Pegasus, Mr. Geyer  worked  13
years  for  ASARCO  and  AMAX in various  operating  and
engineering  positions.  Mr. Geyer is a mining  engineer
from  the  Colorado School of Mines.   Mr.  Geyer  is  a
Director of Wheaton River Minerals Ltd.                        1996

Gregory  Pusey,  age 44, served as the  Companys  Chief
Financial Officer from May 1989 until January  1990  and
he  also  has served as Secretary and Treasurer  of  the
Company.   Since  1983, Mr. Pusey has  been  engaged  in
private   investment  activities.   He  has  served   as
President  of Livingston Capital, Ltd. And President  of
the General Partner of Graystone Capital, Ltd, a venture
captial  firm.  He is also President and a  Director  of
Cambridge Holdings, Ltd. and a Director of Nutrition For
Life International, Inc.  Mr. Pusey was a founder of the
Company.                                                       1979


     The Board of Directors held seven meetings in person or by consent during the year ended December 31, 1995. All incumbent directors attended at least 75 percent of the meetings of the Board held during the period for which they served as directors.

     The Company's Board of Directors had two standing committees in 1995: the Audit Committee and the Compensation Committee. The members of the Audit Committee are Terry P. McNulty and Robert Scullion. The primary functions of the Audit Committee are to review the scope and results of audits by the Company's independent auditors, internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services. Although members of the Audit Committee had informal discussions, the Audit Committee held no formal meetings in 1995.

     The Compensation Committee determines matters related to compensation payable to the Company's executive officers and administers the Companys 1987 Stock Option Plan. The members of the Compensation Committee during 1995 were George J. Allen, Donald P. Bellum and Gregory Pusey. The
Compensation Committee held two meetings in 1995.  In April
1996, Mr. Bellum resigned as a member of the Compensation
Committee and Werner G. Nennecker was elected to serve as a member of the Compensation Committee. In May 1996, Mr.
Bellum became Chairman of the Board of Directors and Chief
Executive Officer of the Company.


                   Executive Officers

     Set forth below are the names and offices held by each of the executive officers of the Company:

           Name and Business Experience                 Offices Held
- -------------------------------------------------    -------------------
James A. Knox, age 62, has served as President of    President, Chief
the Company since June 1991.  He will remain in      Executive Officer,
this position until June 30, 1996.  It is            Chairman
anticipated that he will thereafter concentrate
his duties in the areas of acquiring mineral
properties and mining operations for the Company.
From 1969 until June 1991, he was an officer and
director of Knox, Kaufman, Inc.  That firm
provided geological consulting services and
managed exploration programs in the United States
and Western Canada.  Mr. Knox has previously been
employed as a geologist with several other
companies, including The Superior Oil Company
where he was a district Exploration Manager, and
Kermac Nuclear Fuels Corporation where he also
managed the exploration efforts.

Paul L. Blair, age 54, joined the Company in April   Vice President --
1995.  Mr. Blair has 35 years experience in the      Operations for Latin
mining industry.  He served as President and         America and the
General Manager of Golden Queen Mining Co., Inc.     Caribbean
from December 1993 to April 1995.  For the
preceding seven years, Mr. Blair served as General
Manager of Cactus Gold Mines Co.

Dennis L. Lance, age 51, has served as Vice          Vice President --
President -- Exploration of the Company since May    Exploration
1989.  He also served as Secretary of the Company
from January 1990 to December 1990.  He has served
as a geologist with the Company since June 1986.
Prior thereto, he was an independent consulting
geologist.

Donald E. Nilson, age 51, has served as Vice         Vice President --
President--Finance and Secretary of the Company      Finance and Secretary
since his employment in October 1990.  Mr. Nilson
has been a Certified Public Accountant since 1968
and holds a graduate degree in Computer
Information Systems.

Paul B. Valenti, age 46, joined the Company in May   Vice President --
1987 and was elected Vice President in August        Operations
1988.  From November 1983 to May 1987, he served
as the Metallurgy Manager for Silver King Mines.


     There are no family relationships among the officers or directors. On May 1, 1996 Donald P. Bellum became Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Bellum previously served as a director of the Company. Biographical information concerning Mr. Bellum is set forth under "Directors" above.

                    Executive Compensation

     Following is information regarding compensation paid during each of the last three completed fiscal years to the executive officers of the Company whose salary and bonus exceeded $100,000 during 1995.


Summary Compensation Table
                                Annual Compensation
                            ----------------------------

                                                           Long Term
   Name and                                                Compensat    All Other
  Principal                                                   ion        Compen
   Position                                                  Awards       sation
                   Year      Salary ($)       Bonus ($)    (Options#)      ($)
- --------------    -----      ----------       ---------    ----------   ---------
James A. Knox,
President and
     CEO           1995      $156,050          $10,000     50,000       $4,620(1)
                   1994      $151,500          $20,000     30,000       $4,022(1)
                   1993      $142,500          $25,000     30,000       $4,069(1)

  Dennis L.
    Lance,
   V.P. --
 Exploration       1995      $107,100             -        25,000       $3,213(1)
                   1994       $93,816           $8,000     15,000       $2,814
                   1993       $89,256          $16,227     15,000       $2,678

  Donald E.
   Nilson,
   V.P. --
   Finance         1995      $105,100             -        25,000       $3,153(1)
                   1994       $95,530           $8,000     15,000       $2,790(1)
                   1993       $91,719          $10,000     15,000       $2,741(1)

   Paul B.
   Valenti,
   V.P. --
  Operations       1995      $108,150             -        25,000       $3,244(1)
                   1994       $98,650           $8,000     15,000       $2,959(1)
                   1993       $96,230          $13,050     15,000       $2,887(1)

(1) The amounts shown represent the Company's matching contribution for the stated individuals to its 401(K) plan.


     The following table sets forth information with respect to stock options granted during 1995 to each executive named in the Summary Compensation Table. The assumed annual rates of stock price appreciation of 5% and 10% are set by a rule of the Securities and Exchange Commission, and are not intended as a forecast of possible future appreciation and stock prices. The potential value of options granted depends on an increase in the market price of the Company's common stock. If the stock price does not increase, the options would be worthless. If the stock price does increase, this increase would benefit both option holders and stockholders commensurately.

Option Grants in 1995
                                                               Potential Realizable
                                                               Value  at Assumed Annual
                                                               Rates   of  Stock  Price
                                                               Appreciation for  Option
                                                                         Term
                                                               --------------------------
                    % of Total
                     Options
                    Granted to
           Options   Employees      Exercise
           Granted   in Fiscal       Price         Expiration
  Name      (#)         Year         ($/Sh)           Date         5% ($)        10% ($)
- ---------  -------- -----------     ----------    ------------  -----------   ------------
James A.
Knox        50,000    13.2 %          $2.19         3/14/2005     $68,864     $174,515

Dennis
L. Lance    25,000     6.6 %          $2.19         3/14/2005     $34,432     $87,257

Donald E.
Nilson      25,000     6.6 %          $2.19         3/14/2005     $34,432     $87,257

Paul B.
Valenti     25,000     6.6 %          $2.19         3/14/2005     $34,432     $87,257

All
Stock-
holders(1)                                                      $20,168,000   $51,110,000


Executive
officers'
gain as a
% of All
Stock-
holders
gain                                                                0.85%       0.85%


(1) The amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise price per share and the expiration date applicable to grants made in 1995 and the number of outstanding shares on the date of grant.


     The following table sets forth, in the aggregate, the number of shares underlying options exercised during 1995 by each executive named in the Summary Compensation Table, and states the value at year-end of exercisable and unexercisable options remaining outstanding.


Aggregated Option Exercises and Fiscal Year-End Option
Values

                                                               Value of
                                             Number of         Unexercised
                     Shares                  Unexercised       In-the-Money
                    Acquired                Options at FY-    Options at
                       on       Value         End (#)           FY-End ($)
                    Exercise   Realized      Exercisable/      Exercisable/
     Name             (#)        ($)        Unexercisable     Unexercisable
- ---------------    ---------   ---------    --------------    --------------
James A. Knox          -            -        190,000 /         $9,000 /
                                             50,000            -

Dennis L. Lance        -            -        60,000 /          $1,800 /
                                             25,000            -

Donald E. Nilson       -            -        30,000            -

                                             25,000            -

Paul B. Valenti        -            -        50,000 /          $900 /
                                             25,000            -



Compensation of Directors

     All directors who are not employed either by the Company or by Pegasus are paid a fee of $350 for each meeting of the Board attended. In addition, each director who is not a full-time employee of the Company receives a fee of $500 per month. These directors also receive additional compensation plus reasonable expenses for any additional services performed. Robert Scullion is paid an additional $4,000 per year as chairman of the Audit Committee. During 1995, certain directors were paid a total of $6,344 for consulting fees and out of pocket expenses pertaining to various Company projects.

Employment Contracts and Termination of Employment and
Change-in-Control Arrangements

     During 1995 James A. Knox was employed by the Company as its President and Chief Executive Officer. Mr. Knox continued to serve as Chief Executive Officer until May 1, 1996, and will continue to serve as President until June 30, 1996. Thereafter, Mr. Knox is expected to concentrate his duties in the areas of acquiring mineral properties and mining operations for the Company. In July 1993, the Company entered into an Employment Agreement with Mr. Knox for a two-year term which ended June 30, 1995, which provided for a minimum annual salary of $150,000. Upon Mr. Knoxs termination of employment with the Company, he will receive severance pay at 50% of his present annual salary and the Company will pay his medical insurance premiums for six months after the date of termination. Mr. Knox has agreed not to acquire, for two years after the termination of the Employment Agreement, an interest in any mineral properties within two miles of any properties in which the Company has an interest or is, on the date of termination, negotiating to acquire an interest.

     On May 1, 1996, Donald P. Bellum became Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Bellum receives a salary of $16,800 per month and has been granted an option to purchase up to 150,000 shares of the Companys common stock at $2.55 per share.
The options vest in annual installments of 50,000 shares each commencing on the date of grant, except that no options may be exercised until six months from the date of grant. Vesting would occur in the event of termination of Mr. Bellums employment without cause. This would include a change in control wherein the Companys executive offices were relocated or his duties were changed in a substantial manner.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     George J. Allen, Donald P. Bellum and Gregory Pusey served as members of the Compensation Committee during 1995. Mr. Pusey is a former officer of the Company. In April 1996, Mr. Bellum resigned as a member of the Compensation Committee and Werner G. Nennecker was elected to serve as a member of the Compensation Committee. Effective May 1, 1996, Mr. Bellum became Chairman of the Board of Directors and Chief Executive Officer of the Company.

Board Compensation Committees Report on Executive
Compensation

     The compensation policies of the Compensation Committee applicable to the Company's executive officers are based on the continuing need to attract and retain a management team capable of guiding the growth of the Company over the long term. Compensation of executive officers paid during 1995 is based on the qualifications and experience of the individual officers, competitive market conditions for executive talent, and the contributions of the individuals to the long term growth and stability of the Company and to maximizing the long term value of stockholders' investment in the Company. Factors considered by the Compensation Committee to be important in the long term growth and stability of the Company and to maximizing the long term value of the stockholders' investment include increasing the quantity and quality of the Company's portfolio of exploration properties, development of these properties into producing mines where justified, acquisition and improvement of producing properties, increasing the amount and timeliness of internal and external financial reporting and building and maintaining a complement of well trained and highly motivated employees. The Compensation Committee also compared salaries and bonuses with those paid by other gold mining companies.

     The Company's Compensation Committee did not make its determinations based specifically upon objective measures of corporate performance in 1995 such as revenue or net income, nor did that Committee set any targets of performance using such objective measures. The Committee believes that, for a growing exploration and mining company, primary emphasis should be placed on the exploration and development of mining properties with superior potential that will ultimately result in the achievement of improved financial results, through mineral production or property sale. The Committee considered the performance of the Company's CEO and other executive officers during 1995 as well as other factors discussed above in making its compensation decisions.

     The salary paid by the Company to James A. Knox for his services as President and Chief Executive Officer during most of 1995 was in accordance with the Employment Agreement which the Company entered into with Mr. Knox in July of 1993. During 1995 Mr. Knox was granted an option to purchase up to 50,000 shares of the Company's common stock. The number of options granted to Mr. Knox and the other executive officers was based on the Compensation Committee's assessment of the officers performance and a review of similar benefits offered by other gold mining companies.
The exercise price for all options granted in 1995 was the fair market value of the stock on the date of grant.

                                        George J. Allen
                                        Donald P. Bellum
                                        Gregory Pusey



Performance Graph

Graph showing the performance of USMX, Inc. Stock as compared with the NASDAQ Stock market and the S & P Gold Mining Index


     The above graph assumes an initial investment of $100 as of the close of trading December 31, 1990. Each of the data points gives the dollar value of the investment from December 31, 1990, forward assuming dividends, where paid, are reinvested monthly plus any price change in the investment.

           Transactions with Management and Others

     As of December 31, 1995, the Company had provided collateral in the form of Certificates of Deposit totaling approximately $283,000 to secure repayment of bank loans to four employees of the Company including two officers (Paul
B. Valenti - $114,408 and Donald E. Nilson - $52,778). The employees have pledged a total of 134,439 shares of the Companys common stock to the Company to secure repayment of these obligations.

     In March 1995, the Company acquired all of the outstanding capital stock of Mega Minerals S.A., an Ecuadorian company. The Company assumed obligations of approximately $120,000, and agreed to pay the seller a 10% net proceeds royalty on any production from the concessions after recovery of all capital expenditures. Gregory Pusey, a director and principal shareholder of the seller, is also a director of the Company. The assets of Mega Minerals S.A. consist of eight exploration concessions and the rights to acquire four additional exploration concessions, all located in the Nambija-Zamora gold belt of southern Ecuador.

   Relationship with Independent Certified Public Accountants

     The firm of KPMG Peat Marwick LLP was engaged to audit the financial statements of the Company for the year ended December 31, 1995. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided. Management has not made an appointment of auditors for 1996 but anticipates that it will appoint KPMG Peat Marwick LLP.

                   Section 16 Reporting

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the fiscal year ended
December 31, 1995.

                  Stockholder Proposals

     Any proposal which a stockholder may desire to present to the Annual Meeting of Stockholders for the year ending
December 31, 1996, must be received in writing by the Secretary of the Company prior to December 1, 1996.

                      Other Matters

     The Board does not know of any other matters to be brought before the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such Proxy as in their discretion they may deem advisable.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ Donald E. Nilson

                       Donald E. Nilson, Secretary

Dated: May 24, 1996